Exhibit 99.1

Regal Entertainment Group Reports Results for Third Quarter 2006 and
Declares Quarterly Dividend

Knoxville, Tennessee — October 26, 2006 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal third quarter 2006 results and declared a cash dividend of $0.30 per common share.

Total revenue for the quarter ended September 28, 2006 was $675.7 million, a 7.5% increase from total revenue of $628.4 million for the third fiscal quarter of 2005.  Net income was $29.3 million in the third quarter of 2006 compared to net income of $17.2 million in the same period of 2005.  Adjusted earnings per diluted share(1) was $0.20 for the third quarter of 2006 compared to $0.11 during the third quarter of 2005.  Adjusted EBITDA(2) of $138.0 million for the third quarter of 2006 increased 14.1% from the comparable quarter in 2005 and represented an Adjusted EBITDA margin of approximately 20.4%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on December 19, 2006, to stockholders of record on December 11, 2006.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Regal Entertainment Group is pleased to report another quarter of solid financial results,” stated Mike Campbell, CEO of Regal Entertainment Group.  “We reported growth in total revenues, adjusted EBITDA and net income as we benefited from a strong summer film slate,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2006.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2006 results on October 26, 2006 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment

Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #213771.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,386 screens in 539 locations in 40 states and the District of Columbia.  Regal operates approximately 18% of all indoor screens in the United States including theatres in 43 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through its investment in National CineMedia, LLC, further realize cinema advertising, marketing and other revenue enhancing opportunities by utilizing Regal’s existing asset base.

Additional information is available on the Company’s Web site at www.REGmovies.com.

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Three Quarters Ended 9/28/06 and 9/29/05

(in millions, except per share data)

(unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
	Ended	Ended	Ended	Ended
	Sept. 28, 2006	Sept. 29, 2005	Sept. 28, 2006	Sept. 29, 2005
Revenues
Admissions	$450.6	$416.2	$1,295.1	$1,224.7
Concessions	181.0	164.7	524.8	485.9
Other operating revenues	44.1	47.5	125.5	137.9
Total revenues	675.7	628.4	1,945.4	1,848.5
Operating expenses
Film rental and advertising costs	241.1	218.5	682.7	651.6
Cost of concessions	27.7	24.0	80.6	71.4
Rent expense	81.0	78.3	238.4	229.6
Other operating expenses	174.0	172.8	501.2	501.4
General and administrative expenses (including share-based compensation expense of $2.2 million and $1.5 million for the quarters ended September 28, 2006 and September 29, 2005 and $6.3 million and $4.3 million for the three quarters ended September 28, 2006 and September 29, 2005, respectively)	16.7	16.1	49.7	50.8
Depreciation and amortization	49.1	51.0	149.5	148.1
Net loss on disposal and impairment of operating assets	2.0	7.6	12.8	11.8
Joint venture equity including former employee compensation	0.6	1.8	7.3	4.3
Income from operations	83.5	58.3	223.2	179.5
Interest expense, net	31.7	29.4	92.2	85.6
Minority interest in earnings of consolidated subsidiaries	(0.1)	(0.1)	—	(0.2)
Loss on debt extinguishment	3.1	—	35.6	—
Income before income taxes	48.8	29.0	95.4	94.1
Provision for income taxes	19.5	11.8	38.3	37.4
Net income	$29.3	$17.2	$57.1	$56.7
Diluted earnings per share	$0.19	$0.11	$0.37	$0.37
Adjusted earnings per diluted share(1)	$0.20	$0.11	$0.51	$0.37
Weighted average number of diluted shares outstanding	154.5	154.1	155.0	154.2

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	Sept. 28, 2006	December 29, 2005
Cash and cash equivalents	$80.0	$196.3
Total assets	2,358.8	2,532.8
Total debt	1,956.9	1,984.5
Stockholders’ equity (deficit)	(14.2)	29.9

Operating Data

(unaudited)

	Quarter Ended
	Sept. 28, 2006	Sept. 29, 2005
Theatres at period end	539	568
Screens at period end	6,386	6,537
Average screens per theatre	11.8	11.5
Attendance (in thousands)	63,900	60,614
Average ticket price	$7.05	$6.87
Average concessions per patron	$2.83	$2.72

Reconciliation of Net Income to EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

			Four
	Quarter Ended		Quarters Ended
	Sept. 28, 2006	Sept. 29, 2005	Sept. 28, 2006
Net income	$29.3	$17.2	$92.2
Interest expense, net	31.7	29.4	123.9
Provision for income taxes	19.5	11.8	61.6
Depreciation and amortization	49.1	51.0	200.7
EBITDA	129.6	109.4	478.4
Interest expense, net	(31.7)	(29.4)	(123.9)
Provision for income taxes	(19.5)	(11.8)	(61.6)
Deferred income taxes	(5.3)	(3.0)	(18.8)
Loss on debt extinguishment	3.1	—	35.6
Changes in operating assets and liabilities	(60.6)	4.0	(3.4)
Other items, net	4.7	10.8	29.2
Net cash provided by operating activities	$20.3	$80.0	$335.5

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

			Four
	Quarter Ended		Quarters Ended
	Sept. 28, 2006	Sept. 29, 2005	Sept. 28, 2006
EBITDA	$129.6	$109.4	$478.4
Loss on disposal and impairment of operating assets	2.0	7.6	12.6
Restructuring expenses	—	—	2.0
Share-based compensation expense	2.2	1.5	6.3
Joint venture employee compensation and depreciation and amortization	1.2	2.5	7.1
Loss on debt extinguishment	3.1	—	35.6
Minority interest and other, net	(0.1)	(0.1)	—
Adjusted EBITDA(2)	$138.0	$120.9	$542.0

Free Cash Flow

(dollars in millions)

(unaudited)

			Four
	Quarter Ended		Quarters Ended
	Sept. 28, 2006	Sept. 29, 2005	Sept. 28, 2006
Net cash provided by operating activities	$20.3	$80.0	$335.5
Capital expenditures	(29.3)	(28.0)	(125.9)
Proceeds from asset sales	1.3	19.6	32.6
Free cash flow(2)	$(7.7)	$71.6	$242.2

Reconciliation to Earnings Per Diluted Share and Net Income

(dollars in millions, except per share data)

(unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
	Ended	Ended	Ended	Ended
	Sept. 28, 2006	Sept. 29, 2005	Sept. 28, 2006	Sept. 29, 2005
Net income	$29.3	$17.2	$57.1	$56.7
Loss on debt extinguishment, net of related tax effects	1.9	—	21.4	—
Net income, excluding loss on debt extinguishment, net of related tax effects	$31.2	$17.2	$78.5	$56.7
Weighted average number of diluted shares	154.5	154.1	155.0	154.2
Adjusted earnings per diluted share(1)	$0.20	$0.11	$0.51	$0.37
Earnings per diluted share	$0.19	$0.11	$0.37	$0.37

(1)             We have included adjusted earnings per diluted share, which is diluted earnings per share excluding loss on debt extinguishment, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)             Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, loss on disposal and impairment of operating assets, share-based compensation expense, joint venture employee compensation and depreciation and amortization, minority interest and other, net, and loss on debt extinguishment) was approximately $138.0 million, or 20.4% of total revenues, for the quarter ended September 28, 2006.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2006.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.